Filed Pursuant to Rule 424(b)(5)

Registration No. 333-272964

PROSPECTUS SUPPLEMENT

(to the Prospectus dated July 5, 2023)

Vicinity Motor Corp.

4,807,692 Common Shares
__________________________

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering to an institutional investor 4,807,692 (the “Shares”) common shares, no par value (the “Common Shares”), of the Company at a price of $0.52 per Share. In a concurrent private placement (the “Concurrent Private Placement”), we are also selling to such investor, warrants to purchase up to an aggregate of 4,807,692 Common Shares (the “Common Warrants”). Each Common Warrant will have an exercise price of $0.64 per Common Share and will be immediately exercisable for a term of five years from the date of issuance. The Common Warrants and Common Shares issuable upon exercise of the Common Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) promulgated thereunder and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our Common Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “VEV,” on the TSX Venture Exchange (“TSXV”) under the symbol “VMC” and on the Frankfurt Stock Exchange (the “FSE”) under the symbol “6LGA.” On July 15, 2024, the last reported sale price on Nasdaq of our Common Shares was $0.64. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Common Warrants will be limited. In addition, we do not intend to apply for listing of the Common Warrants on any securities exchange or recognized trading system.

The highest aggregate market value of our public float held by non-affiliates within the 60 days prior to this prospectus supplement, calculated according to General Instruction I.B.5 of Form F-3, was approximately $32.1 million, based on 45,667,706 Common Shares outstanding, of which 4,547,262 were held by non-affiliates, and a price per Common Share of $0.78 based on the closing sale price of our Common Shares on Nasdaq on May 20, 2024. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.5 of Form F-3 to offer and sell securities having an aggregate offering price of up to approximately $10.6 million. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-calendar month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have engaged A.G.P./Alliance Global Partners (the “Placement Agent”) as our exclusive placement agent in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds raised in this offering.

	Per Share	Total
Offering price	$0.52	$2,499,999.84
Placement Agent fees(1)	$0.03	$150,000.00
Proceeds, before expenses, to us	$0.49	$2,349,999.84

(1)	We have also agreed to issue the Placement Agent or its respective designees warrants (the “Placement Agent Warrants”) to purchase 240,385 Common Shares, and to reimburse certain expenses of the Placement Agent in connection with this offering. The Placement Agent Warrants and the Common Shares underlying the Placement Agent Warrants are not being registered hereby. See the section titled “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding the compensation to be received by the Placement Agent.

Delivery of the Shares is expected to be made on or about July 17, 2024, subject to the satisfaction of certain closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is July 16, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the sale of our securities under our Registration Statement on Form F-3 (Registration No. 333-272964), which the Securities and Exchange Commission (the “SEC”) declared effective on July 5, 2023.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, this offering and other information you should know before investing in our securities. You should carefully read this prospectus supplement and the accompanying prospectus with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in our securities.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus may authorize for use in connection with this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of these documents or such other dates as may be specified therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to “Vicinity,” the “Company,” “we,” “our” and “us” refer to Vicinity Motor Corp. and its consolidated subsidiaries.

In this prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars,” “$” or “US$” are to United States dollars.

Unless otherwise indicated, we prepare our annual financial information, which are incorporated by reference herein, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and our interim financial statements, certain of which are incorporated by reference herein, are prepared in accordance with IFRS applicable to the preparation of interim financial statements, including International Accounting Standard IAS 34, Interim Reporting. Thus, our financial information may not be comparable to financial information of United States companies.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement is a part, before making your investment decision.

Overview

Vicinity designs, builds and distributes a full suite of mid-size transit buses for public and commercial use, including electric, compressed natural gas and clean diesel buses and also commercial electric trucks. We have been successful in supplying Canadian and U.S.-based municipal transportation agencies and private operators with a full suite of transit buses for public and commercial use, including electric, compressed natural gas and clean diesel buses.

We have worldwide strategic partnerships and supply agreements to manufacture Vicinity products in Europe, Asia, Canada, and the United States. In 2023, we completed the construction of an assembly plant in Ferndale, Washington State, a cost-effective location in proximity to the border between Canada and the United States. This facility produces electric vehicle truck units and is capable of producing electric, compressed natural gas, and clean diesel buses across various sizes and powertrains compliant with the “Buy America” Act.

Warrant Amendment

On July 16, 2024, we entered into an Amendment to Common Share Purchase Warrants (the “Amendment”) with the investor participating in this offering (the “Specified Holder”) to amend that certain Common Share Purchase Warrant, dated as of March 28, 2022, to purchase up to 370,371 Common Shares (the “Original Warrant”), held by the Specified Holder, to amend (i) the exercise price under Section 2(b) of the Original Warrant from $2.97 to $0.64 per Common Share and (ii) to amend the termination date from March 28, 2025 to March 28, 2027, subject to change and approval by the TSXV, effective upon the closing of this offering.

Additional Information

Our principal executive offices are located at 3168, 262nd Street, Aldergrove, British Columbia, Canada, V4W 2Z6, and our telephone number is (604) 607-4000. Our website is www.vicinitymotorcorp.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement, and it should not be considered to be part of this prospectus supplement.

Additional information about us is included in documents incorporated by reference in this prospectus supplement. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Offering

Shares offered:	4,807,692 Shares.

Offering price:	$0.52 per Share.

Common shares to be outstanding after this offering:	50,475,398 Shares.

Concurrent Private Placement:	In the Concurrent Private Placement, we are also selling to the investor in this offering, Common Warrants to purchase up to an aggregate of 4,807,692 Common Shares, which are exercisable at $0.64 per Common Share. The Common Warrants and the Common Shares issuable upon exercise thereof are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus. For more information, see the section titled “Concurrent Private Placement Transaction” on page S-13 of this prospectus supplement.

Use of proceeds:	We estimate that the net proceeds to us from this offering will be approximately $2.2 million, after deducting Placement Agent fees and estimated offering expenses payable. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See the section titled “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” in this prospectus supplement and the other risks identified in the documents included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our securities.

Exchange listing:	Our Common Shares are listed on Nasdaq under the symbol “VEV,” on the TSXV under the symbol “VMC” and on the FSE under the symbol “6LGA.” There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants on any securities exchange or recognized trading system.

The number of Common Shares to be outstanding immediately after this offering is based on 45,667,706 shares outstanding as of July 15, 2024. This number excludes the Common Shares issuable upon exercise of the Common Warrants offered in the Concurrent Private Placement, and also excludes, as of July 15, 2024, the following:

●	1,456,159 options to purchase Common Shares;

●	10,174,806 shares that we may issue upon exercise of outstanding warrants; and

●	1,751,705 shares that we may issue upon vesting of outstanding deferred share units.

Except as otherwise noted, all the information in this prospectus supplement further assumes:

●	no exercise of outstanding options to purchase Common Shares or warrants, or vesting and settlement of outstanding deferred share units; and

●	no exercise of the Common Warrants offered in the Concurrent Private Placement.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before purchasing our common shares, you should read and consider carefully the following risk factors as well as the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 20-F for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Form 6-Ks) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could materially affect our business, prospects, financial condition and results of operation, as well as adversely affect the value of an investment in our common shares. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations. As a result of these risks and uncertainties, you may lose all or a part of your investment.

Risks Related to this Offering

We are not in compliance with Nasdaq’s continued listing requirements. If we are unable to regain compliance with the listing requirements of Nasdaq by October 21, 2024, our Common Shares will be delisted from Nasdaq which could have a material adverse effect on our financial condition and could make it more difficult for shareholders to sell their Common Shares.

We received a letter from the Listings Qualifications Department of Nasdaq on October 24, 2023 notifying us that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”), which requires our Common Shares to maintain a minimum bid price of $1.00 per Common Share. We had not met the requirement for a period of 30 consecutive business days prior to receipt of the Nasdaq letter. We had an initial compliance period of 180 calendar days or until April 22, 2024, to regain compliance with the Bid Price Requirement.

On April 23, 2024, we received a letter from the Listings Qualifications Department of Nasdaq that Nasdaq had determined that we were eligible for an additional 180 calendar day period to regain compliance with the Bid Price Requirement following the expiration on April 22, 2024 of the initial 180 calendar day period to regain compliance. As a result of the extension, we now has until October 21, 2024, to regain compliance with the Bid Price Requirement. Nasdaq’s determination was based on (i) our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on Nasdaq, with the exception of the Bid Price Requirement, and (ii) our written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. To regain compliance, our Common Shares must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days, at which point the matter will be closed.

As of the date of this prospectus supplement, our Common Share closing bid price remains below $1.00. We continue to monitor the closing price of our Common Shares and intend to take all reasonable measures available to regain compliance under the Bid Price Requirement and to maintain the listing of our Common Shares Nasdaq. However, there is no guarantee that we will regain compliance with the Bid Price Requirement or that we will maintain compliance with other Nasdaq listing standards. If we are not able to regain compliance with the Bid Price Requirement by October 21, 2024, then Nasdaq will give notice that our Common Shares are subject to delisting. The delisting of the Corporation’s common shares from Nasdaq could negatively impact us because it: (i) could reduce the liquidity, and possibly the market price, of the Common Shares; (ii) could reduce the number of U.S. investors willing to hold or acquire the Common Shares, which could negatively impact our ability to raise equity financing; and (iii) would limit our ability to use certain types of registration statements in the United States to offer and sell freely tradable securities, thereby preventing us from accessing the U.S. public capital markets.

Our management will have broad discretion over the use of the net proceeds from this offering, and may not use the net proceeds effectively or in a manner with which you agree.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you purchase our securities in this offering, you will suffer immediate dilution of your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Purchasers of the Shares in this offering will pay a price per Share that exceeds the net tangible book value per share of our Common Shares. After giving effect to this offering at the public offering price of $0.52 per Share, you will experience immediate dilution of $0.30 per Share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering and the public offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase our securities in this offering.

If we issue additional Common Shares, or securities convertible into or exchangeable or exercisable for Common Shares, our shareholders, including investors who purchase our securities in this offering, will experience additional dilution, and any such issuances may cause the price of our Common Shares to decrease. We also cannot assure you that we will be able to sell Common Shares or other securities in any other offering at a price per share that is equal to or greater than either the price per Share paid by investors in this offering, and investors purchasing Common Shares or other securities in the future could have rights superior to investors in this offering.

The market price of the Common Shares may be volatile.

The market price of the Common Shares has fluctuated in the past. Consequently, the current market price of the Common Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Common Shares.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade our common shares, the price of our common shares could decline.

The trading market for our Common Shares depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our Common Shares or publish inaccurate or unfavorable research about our business, the price of our Common Shares would likely decline. In addition, if our results of operations fail to meet the forecast of analysts, the price of our Common Shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Shares could decrease, which might cause the price and trading volume of our Common Shares to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended, which such statements are not purely historical and are forward-looking statements. The use of the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not a forward-looking statement. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results or events to differ materially from those anticipated or implied in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference should not be unduly relied upon. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in the section titled “Risk Factors.” Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

●	economic conditions in the markets in which we operate;

●	vehicle sales volume;

●	anticipated future sales growth;

●	market prices and supply for parts and materials;

●	our intentions, plans and future actions;

●	our business and future activities;

●	the anticipated developments in our operations;

●	our market position, ability to compete and our future financial and operating performance;

●	the timing and amount of funding required to execute the Corporation’s business plans;

●	capital expenditures;

●	our vehicle assembly facility in the State of Washington being capable of operating in the manner intended by management;

●	the effect on us of any changes to existing or new legislation or policy or government regulations;

●	the availability of labor;

●	the requirements for additional capital;

●	goals, strategies and future growth;

●	the success of our strategic partnerships;

●	our ability to extend or modify our existing debt terms;

●	the adequacy of our financial resources;

●	expectations regarding revenues, expenses and anticipated cash needs;

●	the impact of the COVID-19 pandemic on our business and operations;

●	such other factors discussed in greater detail under “Risk Factors.”

Although we base the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference. Additional impacts may arise that we are not aware of currently. The potential of such additional impacts intensifies the business and operating risks that we face, and should be considered when reading the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference, those results and developments may not be indicative of results or developments in subsequent periods. As a result, any or all of the forward-looking statements in this prospectus supplement and the documents incorporated herein by reference may prove to be inaccurate. No forward-looking statement is a guarantee of future results. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can they assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should not place undue reliance on these forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained herein are made as of the date of this prospectus supplement, and we do not assume any obligation to update any forward-looking statements except as required by applicable laws.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Shares in this offering will be approximately $2.2 million after deducting the Placement Agent fees and estimated expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

If all of the Common Warrants sold in the Concurrent Private Placement were to be exercised in cash at an exercise of $0.64 per Common Share, we would receive additional proceeds of approximately $3.0 million. We cannot predict when or if the Common Warrants will be exercised. It is also possible that the Common Warrants may expire and may never be exercised.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of March 31, 2024:

●	on an actual basis; and

●

on an as adjusted basis to give effect to the issuance and sale in this offering of 4,807,692 Shares at the purchase price of $0.52 per Share, after deducting the Placement Agent fee and estimated offering expenses payable by us (such as adjusted basis assumes that all of the net proceeds received are allocated to the Common Shares).

The following table should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus and the other financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of March 31, 2024 (in thousands)
	Actual	As Adjusted
Cash and cash equivalents	$4,321	$6,521

Shareholders’ Equity:
Share Capital	$76,802	$79,302
Contributed Surplus	$8,456	$8,456
Accumulated other comprehensive (loss) income	$1,479	$1,479
Deficit	$(67,995)	$(68,295)

Total shareholders’ equity	$18,742	$20,942

Total capitalization	$77,831	$80,031

The number of Common Shares to be outstanding prior to and immediately after this offering is based on 45,667,706 shares outstanding as of March 31, 2024. This number excludes the Common Shares issuable upon exercise of the Common Warrants offered in the Concurrent Private Placement, and also excludes, as of March 31, 2024, the following:

●	1,501,161 options to purchase Common Shares;

●	8,823,082 shares that we may issue upon exercise of outstanding warrants; and

●	1,478,195 shares that we may issue upon vesting of outstanding deferred share units.

Except as otherwise noted, all the information in this prospectus supplement further assumes:

●	no exercise of outstanding options to purchase Common Shares or warrants, or vesting and settlement of outstanding deferred share units; and

●	no exercise of the Common Warrants offered in the Concurrent Private Placement.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per Share paid by you and the as-adjusted net tangible book value per Common Share immediately after this offering.

As of March 31, 2024, our net tangible book value was approximately $9.0 million, or $0.20 per Common Share. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of outstanding Common Shares.

After giving effect to our sale in this offering of 4,807,692 Shares in this public offering and accompanying Common Warrants in the Concurrent Private Placement to purchase an additional 4,807,692 Common Shares at the combined public offering price of $0.52 per Share (excluding, the Common Shares to be issued and the proceeds received, if any, from exercises of the Common Warrants in the Concurrent Private Placement), and after deducting Placement Agent fees and estimated offering expenses of approximately $300,000 payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been $11.0 million, or $0.22 per Common Share. This represents an immediate increase of net tangible book value of $0.02 per Common Share to our existing shareholders and an immediate dilution of $0.30 per Common Share to the purchasers in this offering. The following table illustrates this per share dilution.

Combined offering price per Share and accompanying Common Warrant		$0.52
Historical net tangible book value per Common Share at March 31, 2024	$0.20
Increase in net tangible book value per Common Share attributable to this offering	$0.02
As adjusted net tangible book value per Common Share as of March 31, 2024, after giving effect to this offering		$0.22
Dilution per Share to purchasers in this offering		$0.30

Investors who purchase Common Shares upon the exercise of the Common Warrants offered in the Concurrent Private Placement may experience dilution depending on our net tangible book value at the time of exercise.

The above discussion and table are based on 45,667,706 shares outstanding as of July 15, 2024. This number excludes the Common Shares issuable upon exercise of the Common Warrants offered in the Concurrent Private Placement, and also excludes, as of July 15, 2024, the following:

●	1,456,159 options to purchase Common Shares;

●	10,174,806 shares that we may issue upon exercise of outstanding warrants; and

●	1,751,705 shares that we may issue upon vesting of outstanding deferred share units.

To the extent that outstanding options or warrants are exercised, or deferred share units vest and settle, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

DIVIDEND POLICY

Since our formation, we have not declared or paid any cash dividends on our Common Shares and we do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The Common Shares offered in this offering will be issued pursuant to a securities purchase agreement (a “Purchase Agreement”), between the investor in this offering and us. We urge you to review the Purchase Agreement which will be furnished as an exhibit to a Report on Form 6-K.

Our authorized share capital consists of an unlimited number of Common Shares. As of July 15, 2024, we had 45,667,706 Common Shares issued and outstanding. The holders of the Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders. Each Common Share carries the right to one vote. The holders of the Common Shares are entitled to receive dividends as and when declared by our board of directors in respect of the Common Shares on a pro rata basis. In the event of the liquidation, dissolution or winding-up, or any other distribution of the assets among our shareholders for the purpose of winding-up our affairs, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of our assets remaining after the payment of all of our liabilities. For more information, see the section titled “Description of Common Shares” in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, which Exhibit 2.1 is incorporated by reference into this prospectus supplement and the accompanying prospectus.

CONCURRENT PRIVATE PLACEMENT TRANSACTION

In the Concurrent Private Placement, we are also selling to the investor in this offering, Common Warrants to purchase up to 4,807,692 Common Shares, which are exercisable at $0.64 per Common Share. The Common Warrants will be issued separately from the accompanying Shares and may be transferred separately immediately thereafter.

The Common Warrants and the Common Shares issuable upon exercise thereof are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder and are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus.

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which will be furnished as an exhibit to our Report on Form 6-K.

Duration. The Common Warrants will be immediately exercisable and will expire on July 17, 2029.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Limitations on Exercise: A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Common Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Common Shares after exercising the holder’s Common Warrants up to 9.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. Purchasers of Common Warrants in the Concurrent Private Placement may also elect prior to the issuance of the Common Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Shares. No fractional Common Shares will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. The Common Warrants and the Common Shares issuable upon exercise thereof are not being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Common Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the holder may only sell Common Shares issued upon exercise of the Common Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those Common Shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. At any time when a registration statement covering the resale of the Common Shares issuable upon exercise of the Common Warrants is not effective, the holder may exercise its Common Warrants on a cashless basis. When exercised on a cashless basis, a portion of the Common Warrant is cancelled in payment of the purchase price payable in respect of the number of Common Shares purchasable upon such exercise.

Exercise Price. The exercise price of Common Shares purchasable upon exercise of the Common Warrants is $0.64 per Common Share. The exercise price and the number of Common Shares issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations or similar events affecting our Common Stock.

Transferability. Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of Common Shares, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the aggregate voting power of our Common Shares, or any person or group becoming the beneficial owner more than 50% of the aggregate voting power represented by our outstanding Common Shares, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. In the event of a fundamental transaction approved by our Board of Directors, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in each Common Warrant) of the unexercised portion of the Common Warrants as of the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our Board of Directors, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for the consideration paid in the fundamental transaction in the amount of the Black Scholes Value of the unexercised portion of the Common Warrants as of the date of the consummation of the fundamental transaction.

Resale Registration Statement. We have agreed to file a registration statement covering of the resale of the Common Shares underlying the Common Warrants within 15 days of the date of the Purchase Agreement. We must use commercially reasonable efforts to cause such registration statement to become effective within 30 days (45 days in the event the SEC elects to review such registration statement) following the filing of such registration statement and to keep such registration statement effective at all times until the Purchasers no longer own any Common Warrants or Common Shares underlying such Common Warrants.

PLAN OF DISTRIBUTION

We engaged A.G.P./Alliance Global Partners, to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated July 16, 2024 (the “Placement Agency Agreement”). The Placement Agent is not purchasing or selling any securities offered by us in this offering, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its reasonable best efforts to arrange for the sale of such securities by us. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. We have entered into a securities purchase agreement directly with each purchaser who has agreed to purchase securities in this offering.

We will deliver the securities being issued to the purchasers upon receipt of funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered hereby on or about July 17, 2024.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds raised in this offering as set forth in the table below.

	Per Share	Total
Offering price	$0.52	$2,499,999.84
Placement Agent fees(1)	$0.03	$150,000.00
Proceeds, before expenses, to us	$0.49	$2,349,999.84

(1)	We have also agreed to issue the Placement Agent or its respective designees the Placement Agent Warrants to purchase 240,385 Common Shares, and to reimburse certain expenses of the Placement Agent in connection with this offering.

We estimate the total expenses payable by us for this offering (excluding the Placement Agent fee) will be approximately $150,000, which amount includes: (i) a non-accountable expense allowance payable to the Placement Agent of $15,000; (ii) reimbursement of the accountable expenses of the Placement Agent of $75,000 related to the legal fees of the Placement Agent being paid by us (none of which has been paid in advance); and (iii) other estimated expenses of approximately $60,000 which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our securities.

Placement Agent Warrants

We have agreed to issue warrants to the Placement Agent, or its designees, the Placement Agent Warrants to purchase up to 240,385 Common Shares, which represent 5.0% of the number of Shares being sold in this offering. The Placement Agent Warrants will have substantially the same terms as the Common Warrants sold in the Concurrent Private Placement.

The Placement Agent Warrants and the Common Shares underlying the Placement Agent Warrants are deemed compensation by the Financial Industry Regulatory Authority (“FINRA”), and are, therefore, subject to a 180 day lock up pursuant to FINRA Rule 5110(e)(1). The Placement Agent or its designees under such rule, may not sell, transfer, assign, pledge or hypothecate the Placement Agent Warrants or the securities underlying the Placement Agent Warrants, nor will the Placement Agent engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Placement Agent Warrants or the underlying Common Shares for a period of 180 days from the closing of this offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any Common Shares or securities convertible into, or exchangeable or exercisable for, our Common Shares during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of the Placement Agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell or otherwise dispose of our securities or any securities convertible into or exercisable or exchangeable for our Common Shares;

●	enter into any swap or other arrangement that transfers to another. in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our securities, in cash;

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

We have agreed with the Placement Agent to be subject to a lock-up period of 45 days following the date of closing of the offering pursuant to this prospectus supplement. This means that, during the applicable lock-up period, subject to certain limited exceptions, we may not: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the prospectus supplement related to this offering or a registration statement on Form S-8 in connection with any employee benefit plan. In addition, for a period of 180 days following the date of closing of the offering pursuant to this prospectus supplement, we have agreed with the Placement Agent not to effect or enter into an agreement to effect any issuance of Common Shares or Common Share equivalents involving a “variable rate transaction” (as defined in the securities purchase agreement); provided that 45 days following the date of closing of the offering pursuant to this prospectus supplement we may enter into and/or issue Common Shares in an “at-the-market” offering with the Placement Agent as sales agent.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

Our Common Shares are listed on Nasdaq under the symbol “VEV,” on the TSXV under the symbol “VMC” and on the FSE under the symbol “6LGA.”

LEGAL MATTERS

Cozen O’Connor P.C., New York, New York, will issue an opinion about certain legal matters with respect to this offering. The validity of the Shares offered by this prospectus supplement will be passed upon for us by Cozen O’Connor LLP, Vancouver, Canada. Thompson Hine LLP, New York, New York, will advise on certain legal matters in connection with this offering on behalf of the Placement Agent.

EXPERTS

Our financial statements as of December 31, 2023 and December 31, 2022 and for each of the three years in the period ended December 31, 2023, incorporated into this prospectus supplement by reference to our Annual Report on Form 20-F for the year ended December 31, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act 3 (Registration No. 333-272964) that registers the securities offered hereby. The registration statement, including the exhibits attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our company, which we are allowed to omit from this prospectus supplement pursuant to the rules and regulations of the SEC. In addition, we file annual reports on Form 20-F or Form 40-F, as applicable, reports on Form 6-K, and other information with the SEC. The SEC maintains an Internet website that contains reports and other information that we file electronically with the SEC and which are available at http://www.sec.gov. In addition, we maintain an Internet website at www.vicinitymotorcorp.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus supplement. In all such cases, you should rely on the later information over different information included in this prospectus supplement.

This prospectus supplement incorporates by reference the following documents :

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 2, 2024;

●	Exhibit 99.1 and Exhibit 99.2 of our Report on Form 6-K furnished to the SEC on May 14, 2024; and

●	our Reports on Form 6-K furnished to the SEC on April 1, 2024, April 18, 2024, April 24, 2024, May 13, 2024, June 11, 2024, June 17, 2024 and July 1, 2024.

In addition, prior to the termination of the offering, we may incorporate by reference any Form 6-K subsequently furnished to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You may direct any requests for reports or documents to:

Vicinity Motor Corp.

3168 262nd Street

Aldergrove, British Columbia, Canada V6B 1R4

Attention: Corporate Secretary

Telephone: (604) 607-4000

PROSPECTUS

Vicinity Motor Corp.

$150,000,000

Common Shares
Warrants
Subscription Receipts
Units

We may offer and sell up to $150,000,000 in the aggregate of the securities identified from time to time in one or more offerings. This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

We may offer and sell these securities directly to our stockholders or to purchasers, or through one or more underwriters, dealers or agents, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common shares are traded on the TSX Venture Exchange under the symbol “VMC”, on the Nasdaq Capital Market under the symbol “VEV” and on the Frankfurt Stock Exchange under the symbol “6LGA.” Based on the last reported sale price of $0.84 of our common shares on the Nasdaq Capital Market on July 3, 2023, the aggregate market value of our public float, calculated according to General Instruction I.B.5 of Form F-3, is $34,496,514 based on 45,667,706 common shares outstanding as of July 3, 2023, of which 41,067,278 common shares are held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 3 of this prospectus along with the risk factors described in the applicable prospectus supplement and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the securities offered hereby.

We are an “emerging growth company” and “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at 3168, 262nd Street, Aldergrove, British Columbia, Canada V6B 1R4. Our telephone number is (604) 607-4000.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to an aggregate public offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on or available through our website does not constitute part of this prospectus.

References in this prospectus to “Vicinity,” the “Company,” “we,” “our” and “us” refer to Vicinity Motor Corp. and its consolidated subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

Unless otherwise indicated, we prepare our annual financial information, which are incorporated by reference herein, in accordance with International Financial Reporting Standards (the “IFRS”) as issued by the International Accounting Standards Board, and our interim financial statements, certain of which are incorporated by reference herein, in accordance with IFRS applicable to the preparation of interim financial statements, including International Accounting Standard IAS 34, Interim Reporting . Thus, our financial information may not be comparable to financial information of United States companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended, which such statements are not purely historical and are forward-looking statements. The use of the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not a forward-looking statement. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results or events to differ materially from those anticipated or implied in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this prospectus, each prospectus supplement and the documents incorporated herein by reference should not be unduly relied upon. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in the section entitled “Risk Factors.” Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

●	the intentions, plans and future actions of the Company;
●	the anticipated developments in the manufacturing operations of the Company;
●	the Company’s dependence on manufacturing facilities and third-party suppliers;
●	the market position of the Company and ability to compete successfully in the bus and electric vehicle industries;
●	the ability of the Company to establish and maintain a strong brand and attract and retain customers;
●	the costs of raw materials and disruption of supply or shortage of such materials;
●	the availability of labor and the ability of the Company to effectively to hire and retain key personnel;
●	the future financial or operating performance of the Company;
●	the ability of the Company to finance certain capital expenditures and execute the Company’s business plans;
●	the adequacy of the Company’s financial resources;
●	the volatility of the market for the Company’s common shares;
●	the effect of dilution on the market price of the Company’s common shares;
●	the costs of being a public company in the U.S. and Canada;
●	the effect on the Company of any changes to existing or new legislation or policy or government regulations;
●	the reliance on certain intellectual property and other proprietary rights and the ability of the Company to adequately protect those rights;
●	the effect on the Company of any material failure, weakness, incident or breach of security in the Company’s information technology and cyber security systems;
●	the impact of global economic conditions and world events on the business and operations of the Company; and
●	such other factors discussed in greater detail under “Risk Factors.”

Although we base the forward-looking statements contained in this prospectus and the documents incorporated herein by reference on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus and the documents incorporated herein by reference. Additional impacts may arise that we are not aware of currently. The potential of such additional impacts intensifies the business and operating risks that we face, and should be considered when reading the forward-looking statements contained in this prospectus and the documents incorporated herein by reference. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus and the documents incorporated herein by reference, those results and developments may not be indicative of results or developments in subsequent periods. As a result, any or all of the forward-looking statements in this prospectus and the documents incorporated herein by reference may prove to be inaccurate. No forward-looking statement is a guarantee of future results. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can they assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents incorporated herein by reference completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained herein are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable laws.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed reports on Form 6-K and annual reports on Form 20-F or Form 40-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. Risks relating to a particular offering of securities will be set out in the prospectus supplement relating to such offering. For further details, see the section entitled “Where You Can Find More Information” in this prospectus.

The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations. As a result of these risks and uncertainties, you may lose all or a part of your investment.

OUR COMPANY

We design, build and distribute a full suite of mid-size transit buses for public and commercial use, including electric, compressed natural gas (“CNG”) and clean diesel buses and also commercial electric trucks (collectively, the “Vicinity Vehicles”). We have been successful in supplying Canadian and U.S.-based municipal transportation agencies and private operators with a full suite of transit buses for public and commercial use, including electric, CNG and clean diesel buses (collectively, “Vicinity Buses”). With our strong distribution chain in the United States, we are actively pursuing opportunities in public and private transit fleet operations that would benefit from our vehicles.

We have worldwide strategic partnerships and supply agreements to manufacture Vicinity products in Europe, Asia, Canada, and the United States. In 2023, we completed construction of an assembly plant in Ferndale, Washington State (the “Washington State Facility”), a cost-effective location in proximity to the border between Canada and the United States. The Washington State Facility will produce buses to be compliant with the “Buy America” Act and is expected to be capable of producing electric, CNG and clean diesel buses across all sizes and powertrains as well as electric trucks.

In a large and unsaturated market segment, we are poised to capture sales growth from both the replacement of cut-away buses and the need for transit fleets to find the appropriate balance of vehicle sizes across Canada and the United States. We are at the forefront of the changeover of industrial combustion engines to electric vehicles for the bus and truck markets.

Vicinity Vehicles

General

Vicinity Buses were born from a need expressed by transit systems looking for a durable, reliable, customer oriented mid-size vehicle at a reasonable price point. We design the Vicinity Buses with affordability, accessibility and global responsibility in mind. The Vicinity Buses cost significantly less than a 40’ bus and are considerably more durable than cut-away buses which are based on a truck chassis.

The VMC Truck line builds on the in-house expertise of electric commercial vehicle development we have invested in the transit bus business by expanding product reach into the broad commercial truck market, specifically Class 3 low cab forward chassis solutions.

Vicinity Classic

Our flagship bus offers significant fuel savings, lower upfront costs, low operating costs, and provides a smoother ride than competitors providing greatly improved overall value. The Vicinity Buses are designed to meet North America’s rigorous operating conditions and are durability tested by the federal government in Altoona, Pennsylvania. Vicinity Buses are ranked “Best in Class” in the Federal Transit Administration’s Bus Test Program.

Vicinity Buses’ features include:

●	Big bus technology in a compact, affordable platform;
●	Worry-free two-year bumper-to-bumper warranty;
●	Galvanized steel monocoque structure;
●	Air ride with independent front suspension;
●	Bonded windows;
●	Fiberglass body panels;
●	Cummins engine;
●	ZF, Allison or Voith transmission;
●	Low floor step-free entry with American Disabilities Act Compliant front entry ramp; and
●	Customizable electronic “smart bus” technical features.

Vicinity LightningTM

The Vicinity Lightning is our first fully electric bus and the newest bus model in our product portfolio. The Vicinity Lightning is an environmentally friendly alternative to diesel buses currently used in a broad product segment. Uniquely positioned to offer the size and maneuverability of small buses with the durability and capacity of larger buses, the Vicinity Lightning places us in an excellent position to capture market share as customers and policy drive demand for zero emission transportation solutions.

The Vicinity Lightning is a low-floor transit bus, scaled down for a diverse range of uses including transit, airports, community shuttles, para-transit, university shuttles, corporate and other unique applications. The Vicinity Lightning is designed from the ground up and purpose-built to use commercially available high-volume, reliable components from the automotive industry. It features 19.5” tires and hydraulic disc brakes, high-power AC direct on-board charging and DC fast charging options. Its design allows it to fit into any standard commercial garage with no major infrastructural electrical upgrades.

The Vicinity Lightning uses proven zero emission technology supporting a cleaner and more sustainable planet and drives community prosperity through increased access to mobility. The size and design of the bus provides maximum versatility supporting multiple transportation applications. The Vicinity Lightning incorporates high quality, proven, and commercially validated technology along with standardized electric vehicle charging solutions. The Vicinity Lightning delivers ease of use without high-cost proprietary technology and charging systems. The smart intentional design allows a diverse range of users to adapt the Vicinity Lightning platform conveniently into operations with very low transition burden.

VMC 1200 Electric Truck

The VMC 1200 is a fully electric Class 3 commercial electric vehicle which has the power and potential to transform the freight industry in North America. Powered by cutting edge Li-Ion battery technology the VMC 1200 is a 11,000 GVWR medium-duty electric truck with a 5,000-pound load capacity and range up to 150 miles on a single charge. The popular cab-over design provides ease of operation, maneuverability, visibility and simplified body integration.

Parts Sales

We earn additional recurring revenues by selling aftermarket parts. Aftermarket parts sales are expected to continue to increase as the existing Vicinity Bus fleet ages and new vehicles are placed into service. Aging of the installed fleet base in addition to ongoing expansion into the passenger transportation and freight market naturally increases the reach of aftermarket parts and continued improvements in volume pricing expands our competitiveness in this high-margin business segment.

Recent Developments

In February 2023, we announced the closing of a new $30 million credit facility to be used for up to 100% of eligible production costs for the Class 3 VMC 1200 electric trucks. We also announced the renewal of an asset based lending facility for $10 million for use with bus orders.

In February 2023, we announced the signing of a dealer network development services agreement with Dealer Solutions Mergers and Acquisitions (“DSMA”) to enhance North American market penetration for our Class 3 VMC 1200 electric trucks.

In May 2023, we announced the closing of a new $9 million credit facility with Export Development Canada to be used for operating costs and equipment purchases in the recently completed Washington State Facility.

During the three months ended March 31, 2023, we issued 925,667 common shares at prices ranging from $0.87 to $1.01 per share for net proceeds of $824,000 through our “at-the-market” equity distribution program approved in 2021.

Company Information

The Company was incorporated under the British Columbia Business Corporations Act (the “BCBCA”) on December 4, 2012 under the name “Grande West Transport Group Inc.” On August 7, 2013, the Company changed its name to “Grande West Transportation Group Inc.” On March 29, 2021, the Company changed its name to “Vicinity Motor Corp.” to reflect the Company’s increasing focus on the commercialization of its next-generation electric buses and consolidated its share capital on the basis of three pre-consolidation common shares to one post-consolidation common share.

We conduct our active operations in Canada through our wholly owned operating subsidiary, Vicinity Motor (Bus) Corp. (“VMCBC”), which was incorporated on September 2, 2008 under the BCBCA under the name “Grande West Transportation International Ltd.” and changed its name to “Vicinity Motor (Bus) Corp.” on September 15, 2021. We conduct our active operations in the United States through our wholly owned operating subsidiary, Vicinity Motor (Bus) USA Corp. (“VMUSA”), which was incorporated on April 8, 2014 under the laws of the State of Delaware under the name “Grande West Transportation USA Inc.” and changed its name to “Vicinity Motor (Bus) USA Corp.” on June 10, 2021. VMUSA has one wholly-owned subsidiary “Vicinity Motor Property LLC” (“Vicinity Property”), which was formed on September 16, 2022 under the laws of the State of Delaware, and is also registered in the State of Washington.

Additional information about our business is included in the documents incorporated by reference into this prospectus.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, including new product development and certifications, new product demonstration models, expansion of production capacity and general working capital. We had negative cash flow for the financial year ended December 31, 2022. To the extent that we have negative operating cash flow in future periods, we will need to allocate a portion of our cash (including proceeds from any offering under this prospectus) to fund such negative cash flow. The use of proceeds from any offering will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement to this prospectus.

MARKET FOR COMMON SHARES

Our common shares are traded on the TSX Venture Exchange under the symbol “VMC”, on the Nasdaq Capital Market under the symbol “VEV” and on the Frankfurt Stock Exchange under the symbol “6LGA.” On July 3, 2023, the last reported sale price of our common shares on the Nasdaq Capital Market was $0.84, there were 45,667,706 shares of common stock issued and outstanding, and we had approximately 12 registered shareholders of record.

DESCRIPTION OF SECURITIES

We may offer common shares, warrants, subscription receipts or units with a total value of up to $150,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not described in this prospectus.

We may offer common shares, which we may issue independently or together with warrants or subscription receipts, and the common shares may be separate from or attached to such securities.

All of our common shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of our common shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each common share carries the right to one vote. In the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the common shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the payment by the Company of all of its liabilities. The holders of our common shares are entitled to receive dividends as and when declared by our board of directors in respect of the common shares on a pro rata basis.

Since the Company’s formation, it has not declared or paid any cash dividends on its common shares and does not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Copies of our notice of articles and articles are included as exhibits to this prospectus.

DESCRIPTION OF WARRANTS

Warrants may be offered separately or together with other securities, as the case may be. Each series of warrants will be issued under a separate warrant indenture (the “Warrant Indenture”) to be entered into between the Company and one or more banks or trust companies acting as warrant agent (“Warrant Agent”). The applicable prospectus supplement will include details of the terms and conditions of the warrants being offered. The Warrant Agent will act solely as the Company’s agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The following description sets forth certain general terms and provisions of the warrants and is not intended to be complete. The statements made in this prospectus relating to any Warrant Indenture and warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture and the prospectus supplement describing such Warrant Indenture.

The particular terms of each issue of warrants will be described in the related prospectus supplement and Warrant Indenture. This description will include, where applicable:

●	the designation and aggregate number of warrants;
●	the price at which the warrants will be offered;
●	the currency or currencies in which the warrants will be offered;
●	whether the warrants will be listed on a securities exchange;
●	the designation and terms of the common shares purchasable upon exercise of the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each warrant;
●	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;
●	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;
●	whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
●	material Canadian and U.S. federal income tax consequences of owning the warrants; and
●	any other material terms or conditions of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of common shares issuable upon exercise of the warrants.

To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms as set forth in such prospectus supplement with respect to such warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, common shares, warrants or a combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the subscription receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.

The following description sets forth certain general terms and provisions of the subscription receipts and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the prospectus supplement describing such Subscription Receipt Agreement.

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts we offer will describe the specific terms of the subscription receipts and may include, but are not limited to, any of the following:

●	the designation and aggregate number of subscription receipts offered;
●	the price at which the subscription receipts will be offered;
●	the currency or currencies in which the subscription receipts will be offered;
●	the designation, number and terms of the common shares, warrants or combination thereof to be received by holders of subscription receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;
●	the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive for no additional consideration common shares, warrants or a combination thereof;
●	the procedures for the issuance and delivery of common shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;
●	whether any payments will be made to holders of subscription receipts upon delivery of the common shares, warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on common shares to holders of record during the period from the date of issuance of the subscription receipts to the date of issuance of any common shares pursuant to the terms of the Subscription Receipt Agreement);
●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
●	the terms and conditions pursuant to which the Escrow Agent will hold common shares, warrants or a combination thereof pending satisfaction of the Release Conditions;
●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
●	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the subscription receipts;
●	procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price for their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
●	any entitlement of the Company to purchase the subscription receipts in the open market by private agreement or otherwise;
●	whether the Company will issue the subscription receipts as global securities and, if so, the identity of the depositary for the global securities;
●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the subscription receipts;
●	the identity of the Escrow Agent;
●	whether the subscription receipts will be listed on any exchange;
●	material Canadian and U.S. federal tax consequences of owning the subscription receipts; and
●	any other material terms of the subscription receipts.

The holders of subscription receipts will not be shareholders of the Company. Holders of subscription receipts are entitled only to receive common shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

To the extent that any particular terms of the subscription receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms as set forth in such prospectus supplement with respect to such subscription receipts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of each issue of units will be described in the related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of units offered;
●	the price at which the units will be offered;
●	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	the number of securities that may be purchased upon exercise of each unit and the price at which and currency or currency unit in which that amount of securities may be purchased upon exercise of each unit;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other material terms, conditions and rights (or limitations on such rights) of the units.

To the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms as set forth in such prospectus supplement with respect to such units.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement may also describe certain Canadian federal income tax consequences to an investor of acquiring any securities offered thereunder, including, for investors who are non-residents of Canada, whether the payment of dividends or distributions, if any, on the securities will be subject to Canadian non-resident withholding tax.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $150,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

●	on the Nasdaq Capital Market or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in privately negotiated transactions;
●	in an exchange distribution in accordance with the rules of the applicable exchange;
●	through broker-dealers, who may act as agents or principals;
●	through sales “at the market” to or through a market-maker;
●	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	through one or more underwriters on a firm commitment or best-efforts basis;
●	directly to one or more purchasers;
●	through agents;
●	in options transactions;
●	any other method permitted pursuant to applicable law; or
●	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
●	ordinary brokerage transactions; or
●	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities that could have been covered by this prospectus if sold through a registered offering in private transactions or under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. We and any underwriters, broker- dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, (“FINRA”) the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Any offering of warrants, subscription receipts or units will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement, the warrants, subscription receipts or units will not be listed on any securities exchange or on any automated dealer quotation system. This may affect the pricing of the warrants, subscription receipts or units in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants, subscription receipts or units and the extent of issuer regulation. Certain broker-dealers may make a market in the warrants, subscription receipt or units, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that any broker-dealer will make a market in the warrants, subscription receipts or units of any series or as to the liquidity of the trading market, if any, for such securities.

We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

LEGAL MATTERS

Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to U.S. law will be passed upon for us by Cozen O’Connor P.C., New York, New York. Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to Canadian law, including in connection with the validity of the offered securities, will be passed upon for us by Cozen O’Connor LLP, Vancouver, Canada. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of British Columbia. Some of our officers and directors are Canadian residents, and some of our assets or the assets of our officers and directors are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors under the United States federal securities laws. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F or Form 40-F, reports on Form 6-K, and other information with the SEC. The SEC maintains an Internet website that contains reports and other information that we file electronically with the SEC and which are available at http://www.sec.gov. In addition, we maintain an Internet website at www.vicinitymotorcorp.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023; and
●	Exhibits 99.1 and 99.2 of our Report on Form 6-K dated May 15, 2023, filed with the SEC on May 15, 2023.

All annual reports that we file with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to termination or expiration of the registration statement of which this prospectus forms a part shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus (including any such Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may direct any requests for reports or documents to:

Vicinity Motor Corp.

3168 262nd Street

Aldergrove, British Columbia, Canada V6B 1R4

Attention: Corporate Secretary

Telephone: (604) 607-4000

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement:

SEC registration fee		$16,530
FINRA filing fee		$23,000
Printing expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous		*
Total	$	*

* Information regarding the issuance and distribution of the securities is not currently known, and will be provided in an applicable prospectus supplement.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2022.

Vicinity Motor Corp.

4,807,692 Common Shares

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

July 16, 2024